UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., we invite you to attend our Annual Meeting of Shareholders to be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 22, 2008, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS QUICKLY AS POSSIBLE. This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Vito S. Pantilione

President and Chief Executive Officer

PARKE BANCORP, INC.

601 DELSEA DRIVE

WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2008

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 22, 2008, at 10:00 a.m. for the following purposes:

1.	To elect four directors;

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent auditor for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 14, 2008, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/David O. Middlebrook

David O. Middlebrook

Corporate Secretary

Washington Township, New Jersey

March 24, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

PARKE BANCORP, INC.

601 DELSEA DRIVE

WASHINGTON TOWNSHIP, NEW JERSEY 08080

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2008

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc., the bank holding company of Parke Bank, a New Jersey chartered commercial bank, to be used at an Annual Meeting of Shareholders to be held at The Terra Nova, 590 Delsea Drive, Washington Township, New Jersey, on April 22, 2008, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about March 24, 2008.

At the Annual Meeting, shareholders will consider and vote upon (i) the election of four directors of the Company and (ii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.10 par value (the “Common Stock”), as of the close of business on March 14, 2008 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 3,231,734 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” its nominees for director and a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of a director, you may vote in favor of the nominee or withhold votes as to the nominee. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of McGladrey & Pullen LLP as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Banc Fund V L.P. , Banc Fund VI L.P. And Banc Fund VII L.P. 208 S. LaSalle Street Chicago, IL 60604	180,822 (1)	5.60%

Jeffrey H. Krpiitz C/o Parke Bancorp, Inc. 601 Delsea Drive Washington, Township, NJ 08080 Vito S. Pantilione C/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080 Celestino R. Pennoni C/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080	219,952 (2) 200,361 (3) 186,209 (4)	6.81% 6.20% 5.76%
Directors and Executive Officers As a Group (16 persons)	1,590,706	49.2%

____________

(1)

This information is based solely on Schedule 13G, filed February 11, 2008, filed with the Securities and Exchange Commission by Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VII L.P. According to the Schedule 13G, Charles J. Moore, the controlling person of each of Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VII L.P., exercises sole voting and dispositive power with respect to all of these shares.

(2)

This information is based solely on information as of March 14,2008 provided to the Company by Mr. Kripitz, a director of the Company and includes 19,659 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date and 9,900 options.

(3)

This information is based solely on information as of March 14, 2008, provided to the Company by Mr. Pantilione, a director of the Company and includes 44,425 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date and 102,340 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(4)

This information is based solely on information as of March 14, 2008, provided to the Company by Mr. Pennoni, a director of the Company and includes 21,340 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

PROPOSAL I –- ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve members divided into three classes, each of which contains approximately one-third of the members of the Board. The directors, who serve on both the Parke Bank and Parke Bancorp Boards, are elected by our shareholders for staggered three-year terms, or until their successors are elected and qualified. A total of four directors currently serving on the Board of Directors of the Company whose terms expire in 2008 will be elected at the Annual Meeting.

It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of

Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominees, the directors continuing in office and certain executive officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

Name	Age at December 31, 2007	Year First Elected or Appointed	Term of Office Expires	Shares of Common Stock Beneficially Owned(1)	Percent of Class
BOARD NOMINEES FOR TERM TO EXPIRE IN 2011
Thomas Hedenberg	63	2007	2008	78,556 (2)	2.43%
Celestino R. Pennoni	70	2005	2008	186,209 (3)	5.76%
Richard Phalines	64	2007	2008	138,256 (4)	4.28%
Ray H. Tresch	70	2007	2008	103,088 (5)	3.19%
DIRECTORS CONTINUING IN OFFICE
Fred G. Choate	62	2005	2010	14,071 (6)	*
Daniel J. Dalton	58	2005	2009	88,730 (7)	2.75%
Arret F. Dobson	36	2007	2009	113,114 (8)	3.50%
Edward Infantolino	60	2007	2010	120,625 (9)	3.73%
Anthony J. Jannetti	70	2007	2009	133,676 (10)	4.14%
Jeffrey H. Kripitz	56	2007	2010	219,952 (11)	6.81%
Vito S. Pantilione	56	2007	2009	200,361 (12)	6.20%
Jack C. Sheppard, Jr.	54	2007	2010	114,216 (13)	3.53%
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
David O. Middlebrook Senior Vice President	49	N/A	N/A	36,745 (14)	1.14%
Robert A. Kuehl Senior Vice President, Chief Financial Officer	59	N/A	N/A	4,400 (15)	*
Elizabeth A. Milavsky Senior Vice President	56	N/A	N/A	25,464 (16)	*
Paul E. Palmieri Senior Vice President	49	N/A	N/A	13,244 (17)	*

___________________

*	Less than 1%
(1)	Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership.
(2)	Includes 11,220 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(3)	Includes 21,340 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(4)

Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 43,562 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(5)	Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(6)	Includes 13,200 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(7)	Includes 13,200 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(8)

Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 48,089 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(9)

Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 44,953 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(10)	Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(11)

Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 19,659 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(12)

Includes 102,340 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 44,425 shares of Common Stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(13)	Includes 9,900 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(14)	Includes 31,376 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(15)	Includes 4,400 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(16)	Includes 17,952 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(17)	Includes 12,144 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

Biographical Information

Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.

Nominees for Director:

Thomas Hedenberg. Mr. Hedenberg is Vice-Chairman of the Bank. From 1969 to the present, Mr. Hedenberg has been a builder and land developer, developing numerous residential, commercial and industrial projects. Some of his projects include Hollydell Business Park, Glassboro Business Park, Bunker Hill Medical Center, Wedgewood Village Shopping Center and Point Plaza Shopping Center. He has also developed and is a general partner in the Hollydell Ice Arena. His current projects include the Parke Place Community where the Bank has its main offices and development of office and retail buildings and age-restricted apartments at the Riverwinds Community in West Deptford, New Jersey.

Celestino R. (“Chuck”) Pennoni. Mr. Pennoni is currently Chairman of the Board of Directors of the Company and the Bank. From 1966 to the present, Mr. Pennoni has been Chairman and Chief Executive Officer of Pennoni Associates, a consulting engineering firm headquartered in Philadelphia with over 800 employees in 22 offices in the northeastern United States, a firm founded by Mr. Pennoni in 1966. He is also past Chairman of the Board of Trustees and past President of Drexel University, where he earned a Bachelors of Science and Master of Sciences degrees in civil engineering and was awarded an honorary doctorate. Mr. Pennoni is also past President of The American Society of Civil Engineers, the accreditation board for engineering and technology, and The United Engineering Trustees. He is also a member of the National Academy of Engineering and is a licensed professional engineer.

Richard Phalines. Mr. Phalines has been the co-owner of Concord Truss Company since 1982. Mr. Phalines is currently chairman of the local Planning/Zoning Board in Woodbury Heights and is a member of the Board of Directors of the Mid-Atlantic Chapter of the Wood Truss Council of America.

Ray H. Tresch. Mr. Tresch has been the owner, President and Chief Executive Officer of Redy Mixt Konkrete in Woodbury, New Jersey for over forty-five years. He is also the President and Chief Executive Officer of Woodbury Cement Products in Woodbury, New Jersey. Mr. Tresch is also a real estate developer in numerous projects in Gloucester County, New Jersey. He is also currently the Secretary, Treasurer and partner of Gibbsboro Block in Voorhees, New Jersey, and the managing director and general partner of Hollydell Ice Arena. Mr. Tresch is also a general partner in the development of professional office buildings, retail commercial buildings, and age-restricted condominiums and apartments in Gloucester County, New Jersey.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate is a director of Escalon Medical Corp. (Nasdaq: ESMC), a company that develops, markets and distributes ophthalmic diagnostic, surgical and pharmaceutical products and other medial devices. Mr. Choate has also served on the audit committee of the board of directors of another financial institution.

Daniel J. Dalton. Mr. Dalton presently serves as Vice President of Brown & Brown, of New Jersey, a full service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton served as the New Jersey Secretary of State from 1992 through 1994 and served in both the New Jersey State Senate and Legislative Assembly. He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He also serves as a Board member of the New Jersey Casino Reinvestment Development Authority.

Arret Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is president of, and has an ownership interest in, the White Oaks Country Club located in Newfield, New Jersey.

Dr.  Edward Infantolino. Dr. Infantolino is President of Ocean Internal Medicine Associates, P.A. and has practiced as an internist in both Atlantic City and Somers Point, New Jersey since 1977. He is also a long-standing member of the New Jersey and Atlantic County Medical Societies as well as a member of the National Association of Realtors, the New Jersey Association of Realtors and Atlantic City and County Board of Realtors. Dr. Infantolino is also the owner and principal broker of Keyland Real Estate in Celebration, Florida.

Anthony J. Jannetti. Mr. Jannetti is president of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees of the Education Foundation, the Samaritan Foundation, the Nursing Economic Foundation and the Foundation of the National Student Nurses Association. He is also an Honorary Member of the American Nephrology Nurses’ Association, National Student Nurses’ Association, National Association of Orthopedic Nurses, National Association of

Pediatric Nurse Associates and Practitioners and The Oncology Nursing Society. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association.

Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for both businesses and individuals. He is presently the Treasurer and a member of the Board of Directors of the Federation of Jewish Agencies of Atlantic and Cape May counties.

Vito S. Pantilione. Mr. Pantilione has served as the Company’s President and Chief Executive Officer since its formation in 2005. From the time of the Bank’s formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the president and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as president of First Commercial Bank of Philadelphia. In addition, he previously was the president and owner of Interstate Mortgage Management, a mortgage brokerage company located in South Jersey, and was the executive vice president of First Federal Savings of Hammonton. Mr. Pantilione also serves as a member of the foundation board of directors of the Rowan University Business College.

Jack C. Sheppard, Jr. From 1983 to 2004, Mr. Sheppard was Vice President and Treasurer of Storrie, Budd & Jones Agency, Inc., providing a full range of insurance products. He is currently an Executive Vice President with Bollinger Insurance in Moorestown, New Jersey. He currently serves on the Board of Trustees of Newport Behavioral Health Care, The Abilities Center for Southern New Jersey, Planning Chair at the Gloucester County Human Services Advisory Council and the Gloucester County United Way. Mr. Sheppard is a life member of the American Insurance Marketing & Sales Society (AIMS), and a member of the Board’s strategic planning committee.

Executive Officers Who Are Not Directors:

David O. Middlebrook. Mr. Middlebrook has served as the Company’s Senior Vice President since its formation in 2005. Mr. Middlebrook is the Senior Vice President, Senior Loan Officer and Corporate Secretary of the Bank. He has over twenty-seven years experience in the commercial banking industry with a focus on commercial lending. Mr. Middlebrook also serves as Treasurer of the Board of Directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled.

Robert A. Kuehl. Mr. Kuehl joined the Company in November 2006 as Senior Vice President and Chief Financial Officer. Prior to accepting his position with the Company, from 2005 to 2006, Mr. Kuehl was an independent financial consultant who provided financial and project consulting to small companies and nonprofit organizations. Prior to such time, during 2004, Mr. Kuehl was Senior Vice President and Chief Financial Officer of Western Ohio Financial Corporation, a community bank holding company located in Springfield, Ohio, and during 2003, Chief Financial Officer of Superior Financial Corp., a regional financial institution located in Little Rock, Arkansas. From 2000 to 2002, Mr. Kuehl was also Executive Vice President and Chief Financial Officer of Main Street Bancorp, a community bank holding company located in Reading, Pennsylvania, and from 1998 to 2000, Senior Vice President and Controller of WSFS Financial Corporation, a savings and loan holding company located in Wilmington, Delaware. Mr. Kuehl has also held various other positions throughout his career similar to those set forth above.

Elizabeth A. Milavsky. Ms. Milavsky joined the Bank in 2004 as Senior Vice President responsible for administration of the Bank’s retail branch network, human resources and compliance.

From 1982 to 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank in Philadelphia, Pennsylvania as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.

Paul E. Palmieri. Mr. Palmieri is Senior Vice President of the Philadelphia Region and joined the Bank in 2004. He has more than twenty-five years of banking and accounting experience in the Philadelphia area. Prior to joining the Bank, he was a Vice President and Commercial Loan Officer at Republic First Bank in Philadelphia, Pennsylvania from 1996 to 2004. Mr. Palmieri was an Assistant Vice President and Commercial Banker at Regent Bank in Philadelphia from 1993 to 1996.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all outside Directors are independent in accordance with the requirements of Nasdaq regulations. All Board members that serve on the Audit Committee, the Compensation Committee and the Nominating Committee are outside Directors and deemed independent. The Board of Directors has determined that Mr. Choate is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2007, the Board of Directors met a total 11 times, including regularly scheduled meetings and special meetings. Director Arret Dobson missed four of the eleven Board of Directors meetings while director Edward Infantolino missed two of four ALCO Committee meetings that occurred during 2007. No other director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2007.

Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, Dobson, Infantolino and Pennoni. The Nominating Committee did not meet during the fiscal year ended December 31, 2007. The Board of Directors has adopted a written nominating committee charter for the Nominating Committee, a copy of which was attached as an appendix to the proxy statement for the 2006 annual meeting. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages.

Compensation Committee. The Compensation Committee is comprised of Directors Choate, Dalton, Hedenberg, Jannetti, Pennoni and Phalines. The Committee met one time during the 2007 fiscal year. The Compensation Committee has notadopted a written charter. The Committee uses financial performance of the Company relative to targeted goals and industry performance as well as the specific goals of the executive officers against annual goals as the primary consideration for compensation. The Committee also considers compensation in the marketplace for consideration of executive compensation. The Committee uses peer comparison to other financial institutions in considering director compensation and considers meetings attended, both full board and committee meetings, as the primary factor for compensation. Specifically, the board now targets director fees at the 75th percentile against peer comparisons in arriving at director compensation.

Audit Committee. The Audit Committee is comprised of Directors Choate, Dalton, Phalines and Pennoni. The Committee met nine times in fiscal year 2007. The Board of Directors has adopted a written audit committee charter for the Audit Committee, a copy of which was attached as an appendix to the proxy statement for the 2006 annual meeting.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission. Mr. Choatewould be considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee is or formerly was an officer or employee of the Company. During 2007, none of our executive officers served on the Compensation Committee (or equivalent), or the Board of Directors, of another entity whose executive officer or officers served on our Compensation Committee or Board.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. Ten of the Board’s twelve members attended the 2007 annual meeting of shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer, principal financial officer and each other executive officer whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2007 exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation	Earnings	Compensation(2)	Total

Vito S. Pantilione President and Chief Executive Officer	2007 2006	$300,000 248,077	$125,000 112,500	$0 0	$0 0	$0 0	$318,376 200,783	$40,090 37,584	$783,466 598,944

Robert A. Kuehl Chief Financial Officer	2007 2006	$142,000 12,980	$7,500 0	$0 0	$14,520 15,731	$0 0	$0 0	$7,825 400	$171,845 29,111

David O. Middlebrook	2007	$122,000	$23,000	$0	$0	$0	$ 52,405	$13,180	$210,585
Senior Vice President, Senior Loan Officer and Corporate Secretary	2006	115,154	22,500	0	0	0	93,970	10,250	232,258

Elizabeth Milavsky Senior Vice President Paul E. Palmieri Senior Vice President	2007 2006 2007 2006	$125,000 108,846 $119,000 113,769	$35,000 25,000 $15,000 15,000	$0 0 $0 0	$0 0 $0 0	$0 0 $0 0	$0 0 $0 0	$5,608 12,884 $11,752 10,548	$165,608 146,730 $145,752 139,317

___________________

(1)

The Black-Scholes option pricing model was used to estimate the fair value of stock-based awards, which represents the compensation cost recognized by the Company for fiscal 2007 and 2006 in connection with options to purchase shares of Company common stock granted to the individual, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standard (“SFAS”) 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 13 of Notes to Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

(2)	All other compensation consists of the following:

	IRA Account	Automobile Expense/ Allowance	Insurance Premiums	Change in Pension Value	TOTAL
Vito S. Pantilione	$ 4,400	$26,991	$8,699	-	$40,090
Robert A. Kuehl	2,985	4,840	-	-	7,825
David O. Middlebrook Elizabeth Milavsky Paul E. Palmieri	2,895 3,188 2,677	10,285 2,420 9,075	- - -	- - -	13,180 5,608 11,752

Grants of Plan-Based Awards. There were no plan-based awards granted to the Named Executive Officers during 2007.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end, as well as the value of such awards held by such persons at the end of the fiscal year.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Vito S. Pantilione	102,340	-	-	$ 7.88	2015
Robert A. Kuehl	4,400	4,400(1)	-	17.27	2016
David O. Middlebrook	31,376	-	-	10.25	2015
Elizabeth Milavsky	17,952	-	-	15.13	2015
Paul E. Palmieri	12,144	-	-	14.57	2015

___________________

(1)       Unvested options will vest over the next two years (2,200 per year) upon anniversary of grant date.

Option Exercises and Stock Vested. There were no exercises of options or stock awards during the last fiscal year for the Named Executive Officers.

Supplemental Executive Retirement Plan (“SERP”). The Bank implemented a SERP program effective January 1, 2003. Vito S. Pantilione, President and David O. Middlebrook, Senior Vice President, are each participants in the SERP. Under the SERP, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten year period. Such benefits are in addition to any social security benefits. Upon a change of control of the Bank prior to the date of retirement of a participant, all benefits shall be deemed earned and non-forfeitable as if such participant had attained his or her retirement date at age 60. A participant may elect to retire after age 55 and such benefits payable shall be actuarially reduced to reflect the earlier payment commencement date. If a participant dies prior to age 60 while employed by the Bank, a survivor benefit will be paid equal to 100% of the participant’s highest salary for one year and 50% of such salary for four additional years. Benefits under the plan may be paid in the form of a lump-sum on an actuarially equivalent basis. For the year ended December 31, 2007, the Bank had total accrued plan expense of $285,000 with respect to benefits payable under the SERP. Benefits under the SERP will be a tax deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

Nonqualified Deferred  Compensation. The Company does not have any non-qualified deferred compensation arrangements.

Potential Payments Upon Termination or Change-in-Control. As described below, the Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

				Involuntary		Change-in-
	Voluntary	Early	Normal	Not For Cause	For Cause	Control
Name and Plan	Termination(1)	Retirement(2)	Retirement(2)	Termination(3)	Termination	Termination(3)	Disability(4)	Death(5)

Vito S. Pantilione	$325,000	$162,500	$168,730	$1,425,000	$0	$1,425,000	$325,000	$695,000
Robert A. Kuehl	0	0	0	495,000	0	495,000	0	160,000
David O. Middlebrook	0	65,000	90,295	412,500	0	412,500	0	200,000
Elizabeth Milavsky	0	0	0	452,500	0	452,500	0	200,000
Paul E. Palmieri	0	0	0	355,000	0	355,000	0	200,000

___________________

(1)	The payment represents the annual amount payable to the executive for a minimum of 2 years and a maximum of 3 years.
(2)	Early retirement payments and normal retirement payments represent eligible annual payments under the SERP Plan for ages 55 and 60, respectively.
(3)	These payments represent a maximum lump sum payment to the Named Executive upon termination of their contract.
(4)

The disability payment includes insurance disability as well as Company compensation on an annual basis for the remainder of the named executive’s term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the named executive’s heirs.

Employment Agreements. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione’s base salary under the employment agreement for the year ended December 31, 2007 was $300,000. Mr. Pantilione’s employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for “cause” as defined in the agreement. If the Bank terminates Mr. Pantilione’s employment without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that after Mr. Pantilione’s employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to the balance of the annual compensation due under the agreement plus an amount equal to 3.0 times the highest rate of bonus awarded to him during the three years prior to such termination. If payment had been made under the agreement as of December 31, 2007, the payment to Mr. Pantilione would have equaled approximately $1,350,000. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.

Change in Control Severance Agreements. The Company has implemented Management Change in Control Agreements with its named executive officers (Elizabeth Milavsky, Senior Vice President, Robert Kuehl, Senior Vice President, Paul Palmieri, Senior Vice President, and David Middlebrook, Senior Vice President). Such severance benefits associated with termination of employment following a change in control will equal two and one-half times the most recent salary and bonus payment, not to exceed the tax deductible amounts under Section 280G of the Code.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Parke Bancorp, Inc. who are not Named Executive Officers for the last completed fiscal year (2007).

Name	Total Compensation (1)
Celestino R. Pennoni	$32,600
Thomas Hedenberg	32,600
Fred G. Choate	15,800
Daniel J. Dalton	14,000
Arret F. Dobson	8,200
Edward Infantolino	11,400
Anthony J. Jannetti	11,200
Jeffrey H. Kripitz	23,400
Richard Phalines	32,200
Jack C. Sheppard, Jr.	23,600
Ray H. Tresch	23,600

(1) Total compensation reflects fees paid in cash during 2007

___________________

At December 31, 2007, Directors had the following number of stock option awards outstanding:

Name	Number of Options
Celestino R. Pennoni	21,340
Thomas Hedenberg	11,220
Fred G. Choate	13,200
Daniel J. Dalton	13,200
Arret F. Dobson	9,900
Edward Infantolino	9,900
Anthony J. Jannetti	9,900
Jeffrey H. Kripitz	9,900
Richard Phalines	9,900
Jack C. Sheppard, Jr.	9,900
Ray H. Tresch	9,900

All of the options shown above for the Directors of Parke Bancorp are fully vested as of December 31, 2007.

For the year ended December 31, 2007, the chairman, vice-chairman and each other non-employee director received board fees of $15,000, $8,000 and $4,000, respectively, regardless of attendance. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2007, board fees totaled $228,600. Directors’ fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. At December 31, 2007, the aggregate outstanding principal balance of all such related party loans was $17,663,000 and all such loans were current and performing in accordance with their terms.

The Company purchased in 2007 employee benefits such as medical insurance, life insurance and disability insurance from an insurance agency owned by one of its Board members, Jeffrey H. Kripitz, which amounted to $357,000. Mr. Kripitz has beneficial ownership of 219,952 shares, or 6.81% of the Company’s outstanding shares.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008, subject to ratification by the Company’s shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he so desires.

Audit Fees. The aggregate fees billed by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2007 and 2006, were $87,000 and $90,000, respectively.

Audit Related Fees. The aggregate fees billed by McGladrey & Pullen, LLP for audit and related services and assistance with Registration Statements on Form S-3 for the years ended December 31, 2007 and 2006, were $3,500 and $0, respectively.

Tax Fees. The aggregate fees billed by RSM McGladrey, Inc. for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2007 and 2006 were $16,754 and $21,545, respectively.

All Other Fees. There were no fees billed by McGladrey & Pullen, LLP for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2007 and 2006.

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the

Company’s independent auditor to perform any service. All of the services listed above for 2007 and 2006 were approved by either the Company’s or the Bank’s Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.     Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor for the 2008 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s main responsibilities include establishing and reviewing the Company’s internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company’s independent auditor. During the year ended December 31, 2007, this committee met nine times.

For the fiscal year ended December 31, 2007, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management, (ii) reviewed and discussed the key initiatives and programs aimed at ensuring the effectiveness of the company’s internal and disclosure control structure, (iii) discussed with the Company’s independent auditor, McGladrey & Pullen, LLP, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iv) received from McGladrey & Pullen, LLP disclosures regarding McGladrey & Pullen, LLP’s independence as required by Independence Standards Board Standard No. 1 and discussed with McGladrey & Pullen, LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee:

Fred G. Choate (Chairman)

Daniel J. Dalton

Richard Phalines

Celestino R. Pennoni

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders to be held in 2009, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 24, 2008. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered for inclusion in the proxy materials.

Shareholder proposals that are not included in the Company’s proxy statement for the 2009 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by February 22, 2009. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2009 annual meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company’s knowledge, all of the filings by our directors and executive officers, with the exception of one filing each for Celestino R. Pennoni and Jack C. Sheppard, Jr., were made on a timely basis during the 2007 fiscal year. The filing delays resulted from administrative errors committed by the Company that have been corrected and addressed from a procedural standpoint. We are not aware of any other beneficial owners, as defined in the Exchange Act regulations, of more than ten percent of the Common Stock.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.

BY ORDER OF THE BOARD OF DIRECTORS

/s/David O. Middlebrook

David O. Middlebrook
Corporate Secretary

PARKE BANCORP, INC.
☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE			For	With- Hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 22, 2008	1.	The election as director of the nominees listed.	☐	☐	☐

The undersigned hereby appoints the Board of Directors of Parke Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 22, 2008, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

BOARD NOMINEES FOR TERM TO EXPIRE IN 2011

Thomas Hedenberg, Celestino R. Pennoni, Richard Phalines, Ray H. Tresch

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS			For	Against	Abstain
	2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Bank’s independent auditor for the fiscal year ending December 31, 2008.	☐	☐	☐

	3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR ” the above listed nominees and proposal.

	Please check box if you plan to attend the meeting.			→	☐

The signed proxy will be voted as directed, but if no Instructions are specified, this signed proxy will be voted for the nominees and for the other proposal stated. If any other business is presented at such meeting, this signed proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to sign and date	Date
this Proxy in the box below

Shareholder sign above	Co-holder (if any) sign above
+					+
↑		Detach above card, date, sign and mail in postage paid envelope provided.		↑

PARKE BANCORP, INC.
601 DELSEA DRIVE ♦ WASHINGTON TOWNSHIP, NEW JERSEY 08080

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Bank at the Meeting of the shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Bank of his or her decision to terminate this Proxy.

The above signed acknowledges receipt from the Bank prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, Proxy Statement and 2007 Annual Report.

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.